Exhibit 99

                              BULL RUN CORPORATION
                           4370 Peachtree Road, N.E.
                          Atlanta, Georgia 30319-3099
                                 (404) 266-8333

                                                                  News Release
                                                                  April 15, 2003

              BULL RUN CORPORATION ANNOUNCES SECOND QUARTER RESULTS

            Host Communications, Bull Run's Wholly Owned Subsidiary,
                           Continues Improved Results

Bull Run Corporation (Nasdaq: BULL) today announced that its wholly owned operating subsidiary, Host Communications, Inc., continued to improve its operating results in the second fiscal quarter ended February 28, 2003 compared to the same period last year. Bull Run, through Host Communications, provides affinity, multimedia, promotional and event management services to universities, athletic conferences, corporations and associations.

For the six months ended February 28, 2003, Bull Run reported income from operations of $4,548,000 compared to a loss from operations of $(3,082,000) for the same period last year. The current year-to-date results include nonrecurring consulting income of $5,267,000. For three months ended February 28, 2003, Bull Run reduced its loss from operations to $(1,760,000) from $(2,980,000) for the same period last year. The second fiscal quarter includes a proportionately low amount of revenue due to the seasonality of the Company's largest business segments. Operating income generated by the Company's Host Communications operating unit improved nearly $1.1 million for the quarter ended February 28, 2003 compared to the same period last year, and more than $1.9 million for the six months ended February 28, 2003 compared to the prior year. The improvement in Host's operating results was achieved through the restructuring and elimination of certain contractual obligations and relationships, as well as other cost reduction initiatives taken during the prior fiscal year. The Company anticipates that these actions and initiatives will continue to produce improved operating results over the remainder of the current fiscal year.

Total revenue was $17,626,000 and $48,735,000 for the three months and six months ended February 28, 2003, respectively, compared to $24,029,000 and $59,747,000 for the same respective periods in the prior year. Total revenue has declined in the current year primarily as a result of the restructure and elimination of certain contracts, which produced unfavorable operating results in the prior year.

The Company is subject to certain non-operating, non-cash charges and adjustments. During the current fiscal year, Gray issued shares of its common stock at a per share price that was less than the Company's carrying value per share of Gray common stock owned by the Company. As a result, the Company incurred a non-cash loss on its investment in Gray of $(2,339,000). The issuance of shares by Gray facilitated Gray's acquisition of sixteen additional television stations, increasing the total number of television stations owned by Gray to 29 stations serving 25 markets. Of Gray's 29 stations, 23 rank #1 in local news audience and 22 rank #1 in overall audience in their respective markets. The Company currently owns 4% of the outstanding common stock of Gray, representing 18% of the voting power.

Other non-operating non-cash losses, net of gains, totaled $(1,165,000) and $(4,187,000) for the three months and six months ended February 28, 2003, respectively, compared to $(5,990,000) and $(8,532,000) for the same respective periods in the prior year. As a result of non-cash, non-operating charges reported by the Company of $(1,165,000) and $(6,626,000) for the three months and six months ended February 28, 2003, respectively, the Company reported a net loss of $(5,042,000) and $(6,286,000) for the three months and six months ended February 28, 2003, respectively, compared to a net loss of $(8,003,000) and $(9,368,000) for the same respective periods in the prior year.

Forward-Looking Statements

Certain statements in this press release are "forward looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guaranties of future performance and actual results may differ materially from those forecasted.

Contacts:   Robert S.  Prather,  Jr.,  Bull Run's  President  & Chief  Executive
            Officer,  at (404)  266-8333,  or W.  James  Host,  Chief  Executive
            Officer of Host Communications, Inc., at (859) 226-4202

Summarized financial results for the quarter and six months ended February 28, 2003 and 2002 follow:

                              BULL RUN CORPORATION
                  Comparative Results of Operations (Unaudited)
                    (in thousands, except per share amounts)

                                         Three Months Ended   Six Months Ended
                                            February 28,        February 28,
                                         ------------------   ----------------

                                           2003      2002      2003      2002
                                         --------  --------  --------  --------

 Revenue from services rendered          $ 17,626  $ 24,029  $ 48,735  $ 59,747
 Operating costs and expenses:
  Direct operating costs for
   services rendered                       12,779    19,321    30,845    46,550
  Selling, general and
   administrative                           6,303     7,235    12,734    15,622
  Amortization of acquisition
   intangibles                                304       453       608       657
                                         --------  --------  --------  --------
                                           19,386    27,009    44,187    62,829
                                         --------  --------  --------  --------
   Income (loss) from operations           (1,760)   (2,980)    4,548    (3,082)
 Equity in earnings (losses) of
  affiliated companies                       (366)     (676)      213      (884)
 Net change in value of certain
  derivative instruments                     (189)   (1,347)   (1,863)   (2,859)
 Loss on issuance of shares by
  affiliate                                                    (2,339)
 Gain (loss) on sale of investments
  and investment valuation
  adjustments                                                    (977)    3,064
 Debt issue cost amortization                (610)     (720)   (1,154)   (1,542)
 Interest and other, net                   (2,117)   (1,968)   (4,308)   (4,489)
                                         --------  --------  --------  --------
  Loss before income taxes,
   extraordinary item and
   cumulative effect adjustment            (5,042)   (7,691)   (5,880)   (9,792)
 Income tax benefit                                   2,935               3,671
                                         --------  --------  --------  --------
  Loss before extraordinary item
   and cumulative effect adjustment        (5,042)   (4,756)   (5,880)   (6,121)
 Proportionate share of affiliate's
  extraordinary loss                                   (627)     (406)     (627)
 Proportionate share of affiliate's
  cumulative effect of accounting change             (2,620)             (2,620)
                                         --------  --------  --------  --------
   Net loss                                (5,042)   (8,003)   (6,286)   (9,368)
 Preferred dividends                         (281)     (121)     (540)     (188)
                                         --------  --------  --------  --------
   Net loss available to common
    stockholders                         $ (5,323) $ (8,124) $ (6,826) $ (9,556)
                                         ========  ========  ========  ========

 Loss per share available to common
   stockholders, basic and diluted:
   Loss before extraordinary item        $  (0.14) $  (0.13) $  (0.17) $  (0.17)
   Extraordinary loss                                 (0.02)    (0.01)    (0.02)
   Cumulative effect of accounting
    change                                            (0.07)              (0.07)
                                         --------  --------  --------  --------
 Net loss available to common
  stockholders                           $  (0.14) $  (0.22) $  (0.18) $  (0.26)
                                         ========  ========  ========  ========
 Weighted average number of shares
  outstanding, basic and diluted           38,671    36,444    38,491    36,234
                                         ========  ========  ========  ========